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                                 EXHIBIT 11.1
                    YOUNG BROADCASTING INC. AND SUBSIDIARIES
                      RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                                   YEARS ENDED
                                                                -----------------------------------------------
                                                                     Dec. 31,        DEC. 31,        DEC. 31,
                                                                      1997             1998            1999
                                                                --------------     ------------    ------------
SHARES OF COMMON STOCK OUTSTANDING FOR THE ENTIRE
  PERIOD.......................................................     14,230,357      13,847,844       13,810,270

ISSUANCE OF 53,487, 22,169 AND 20,866 SHARES OF COMMON STOCK TO
  THE COMPANY'S DEFINED CONTRIBUTION PLAN IN 1997, 1998
  AND 1999, RESPECTIVELY.......................................         39,798          11,473           12,371

ISSUANCE OF 23,000, 16,750 AND 10,987 SHARES OF COMMON STOCK
  UPON EXERCISE OF OPTIONS IN 1997, 1998 AND 1999, RESPECTIVELY         10,304           9,095            7,041

ISSUANCE OF 526,757 SHARES OF COMMON STOCK FOR THE
  MERGER OF ADAM YOUNG INC.....................................              -         474,803                -

RETIREMENT OF 50,450 SHARES OF COMMON STOCK FOR THE
  MERGER OF ADAM YOUNG INC.....................................              -         (45,474)               -

REPURCHASE OF 459,000, 552,800 AND 347,400 SHARES OF COMMON
  STOCK UNDER BUYBACK PROGRAM IN 1997, 1998 AND 1999,
  RESPECTIVELY.................................................       (290,490)       (150,219)        (241,574)
                                                                --------------     -----------     ------------

WEIGHTED AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING..................................................     13,989,969      14,147,522       13,588,108

DILUTIVE EFFECT OF 1,550,282 OPTIONS IN 1998 EXPECTED TO BE
  EXERCISED UNDER THE TREASURY STOCK METHOD USING THE
  WEIGHTED AVERAGE MARKET PRICE OF THE COMPANY'S
  SHARES OF COMMON STOCK.......................................              -         612,932                -
                                                                --------------     -----------     ------------

TOTAL DILUTIVE WEIGHTED AVERAGE SHARES OF COMMON
  STOCK FOR THE PERIOD.........................................     13,989,969      14,760,454       13,588,108
                                                                --------------     -----------     ------------

(LOSS) INCOME BEFORE EXTRAORDINARY ITEM .......................   $ (1,106,269)    $ 3,999,029     $(21,542,075)
                                                                ==============     ===========     ============

NET (LOSS) INCOME..............................................   $(10,349,397)    $ 3,999,029     $(21,542,075)
                                                                ==============     ===========     ============

(LOSS) INCOME PER COMMON SHARE :
  BASIC
   BEFORE EXTRAORDINARY ITEM ..................................   $      (0.08)    $      0.28     $      (1.59)
                                                                ==============     ===========     ============

   NET (LOSS) INCOME...........................................   $      (0.74)    $      0.28     $      (1.59)
                                                                ==============     ===========     ============

  DILUTED
   BEFORE EXTRAORDINARY ITEM...................................   $      (0.08)    $      0.27     $      (1.59)
                                                                ==============     ===========     ============

   NET (LOSS) INCOME...........................................   $      (0.74)    $      0.27     $      (1.59)
                                                                ==============     ===========     ============
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